Exhibit 32.3
SECTION 1350 CERTIFICATION
OF CHIEF EXECUTIVE OFFICER
Constellation Brands, Inc.
Form 10-K for Fiscal Year Ended February 28, 2010, as Amended
In connection with the Constellation Brands, Inc. Annual Report on Form 10-K for the Fiscal Year Ended February 28, 2010 as amended by Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission on the date hereof (“Annual Report”), I, Robert Sands, certify pursuant to 18 U.S.C. Section 1350 that, to the best of my knowledge:
1. The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: May 28, 2010	/s/ Robert Sands
Robert Sands,
President and Chief Executive Officer